UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Suzano S.A.	Suzano Austria GmbH

(Exact name of each registrant as specified in its charter)

Not Applicable	Not Applicable

(Translation of registrant’s name into English)

The Federative Republic of Brazil	The Republic of Austria

(Jurisdiction of incorporation or organization)

Av. Professor Magalhaes Neto, 1,752 10th Floor, Rooms 1010 and 1011 Salvador, Brazil 41 810-012 Telephone: +55 (11) 3503-9000	Fleischmarkt 1 1010 Vienna Austria Telephone: +43 1 205 776 0095

(Address and telephone number of registrant’s principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file numbers to which this form relates: 333-232311 and 333-232311-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.000% Global Notes due 2029 (the “2029 Notes”) 5.000% Global Notes due 2030 (the “2030 Notes”)	New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.         Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the New Securities” on pages 51 through 80 of the Exchange Offer Prospectus dated June 24, 2019, included in the Registration Statement on Form F-4 of Suzano Austria GmbH (the “Company” or “Suzano Austria”) and Suzano S.A. (“Guarantor” or “Suzano”) (Registration Nos. 333-232311 and 333-232311-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to the New Securities” and “Description of the New Securities” on pages 13 through 17 and 51 through 80, respectively, of the Exchange Offer Prospectus of the Company and the Guarantor, dated July 16, 2019, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.         Exhibits.

99 (A).  Exchange Offer Prospectus dated as of June 24, 2019 included in the Registration Statement on Form F-4 filed with the SEC by the Company and the Guarantor on June 24, 2019 (Registration Nos. 333-232311 and 333-232311-01).

99 (B).  Indenture, dated as of September 20, 2018, among the Company, Suzano, and Deutsche Bank Trust Company Americas, as trustee, relating to the 6.000% senior notes due 2029, incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-4 filed with the SEC by the Company and the Guarantor on June 24, 2019 (File Nos. 333-232311 and 333-232311-01).

99 (C).  Supplemental Indenture, dated as of February 5, 2019, among the Company, Suzano, and Deutsche Bank Trust Company Americas, as trustee, relating to the 6.000% senior notes due 2029, incorporated by reference to Exhibit 4.4 to the Registration Statement on Form F-4 filed with the SEC by the Company and the Guarantor on June 24, 2019 (File Nos. 333-232311 and 333-232311-01).

99 (D). Second Supplemental Indenture, dated as of August 14, 2019,  among the Company, Suzano, and Deutsche Bank Trust Company Americas, as trustee, relating to the 6.000% senior notes due 2029 (including Form of 6.000% Senior Notes due 2029 (2029 New Notes) attached as an exhibit thereto) incorporated by reference to Exhibit 99.1 to the Registration Statement on Form 6-K filed with the SEC by the Company and the Guarantor on August 26, 2019 (File No. 001-38755).

99 (E).  Indenture, dated as of May 29, 2019, among the Company, Suzano, and Deutsche Bank Trust Company Americas, as trustee, relating to the 5.000% senior notes due 2030, incorporated by reference to Exhibit 4.5 to the Registration Statement on Form F-4 filed with the SEC by the Company and the Guarantor on June 24, 2019 (File Nos. 333-232311 and 333-232311-01).

99 (F). Supplemental Indenture, dated as of August 14, 2019, among the Company, Suzano, and Deutsche Bank Trust Company Americas, as trustee, relating to the 5.000% senior notes due 2030 (including Form of 5.000% Senior Notes due 2030 (2030 New Notes) attached as an exhibit thereto) incorporated by reference to Exhibit 99.2 to the Registration Statement on Form 6-K filed with the SEC by the Company and the Guarantor on August 26, 2019 (File No. 001-38755).

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99 (A).

Exchange Offer Prospectus dated as of June 24, 2019 included in the Registration Statement on Form F-4 filed with the SEC by the Company and the Guarantor on June 24, 2019 (Registration Nos. 333-232311 and 333-232311-01).

99 (B).

Indenture, dated as of September 20, 2018, among the Company, Suzano, and Deutsche Bank Trust Company Americas, as trustee, relating to the 6.000% senior notes due 2029, incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-4 filed with the SEC by the Company and the Guarantor on June 24, 2019 (File Nos. 333-232311 and 333-232311-01)..

99 (C).

Supplemental Indenture, dated as of February 5, 2019, among the Company, Suzano, and Deutsche Bank Trust Company Americas, as trustee, relating to the 6.000% senior notes due 2029, incorporated by reference to Exhibit 4.4 to the Registration Statement on Form F-4 filed with the SEC by the Company and the Guarantor on June 24, 2019 (File Nos. 333-232311 and 333-232311-01).

99 (D).

Second Supplemental Indenture, dated as of August 14, 2019,  among the Company, Suzano, and Deutsche Bank Trust Company Americas, as trustee, relating to the 6.000% senior notes due 2029 (including Form of 6.000% Senior Notes due 2029 (2029 New Notes) attached as an exhibit thereto) incorporated by reference to Exhibit 99.1 to the Registration Statement on Form 6-K filed with the SEC by the Company and the Guarantor on August 26, 2019 (File No. 001-38755).

99 (E).

Indenture, dated as of May 29, 2019, among the Company, Suzano, and Deutsche Bank Trust Company Americas, as trustee, relating to the 5.000% senior notes due 2030, incorporated by reference to Exhibit 4.5 to the Registration Statement on Form F-4 filed with the SEC by the Company and the Guarantor on June 24, 2019 (File Nos. 333-232311 and 333-232311-01).

99 (F).

Supplemental Indenture, dated as of August 14, 2019, among the Company, Suzano, and Deutsche Bank Trust Company Americas, as trustee, relating to the 5.000% senior notes due 2030 (including Form of 5.000% Senior Notes due 2030 (2030 New Notes) attached as an exhibit thereto) incorporated by reference to Exhibit 99.2 to the Registration Statement on Form 6-K filed with the SEC by the Company and the Guarantor on August 26, 2019 (File No. 001-38755).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

SUZANO S.A.
(Registrant)

	By:	/s/ Marcelo Feriozzi Bacci
Name: Marcelo Feriozzi Bacci
Title: Attorney-in-fact

SUZANO AUSTRIA GMBH
(Registrant)

	By:	/s/ Marcelo Feriozzi Bacci
Name: Marcelo Feriozzi Bacci
Title: Attorney-in-fact

August 26, 2019